Modivcare Reports Fourth Quarter and Full Year 2024
Financial Results; Announces Changes to the Board of Directors

Denver, CO – March 6, 2025 – Modivcare Inc. (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions focused on improving patient outcomes, today reported financial results for the three months and full year ended December 31, 2024.

Fourth Quarter 2024 Summary:
•Service revenue of $702.8 million, remaining consistent with the fourth quarter of 2023
•Net loss of $23.5 million, or negative $1.64 per diluted common share
•Adjusted EBITDA(1) of $40.4 million, adjusted net income(1) of $2.7 million and adjusted EPS(1) of $0.19 per diluted common share
•Net cash provided by operating activities during the quarter of $30.0 million and free cash flow(2) of $24.7 million
•Contract receivables, net of contract payables, of $95.2 million as of December 31, 2024
•In early 2025, we amended our Credit Agreement to obtain financial covenant relief in the form of a covenant holiday beginning with the fourth quarter of 2024 through the second quarter of 2025. This amendment included the issuance of a $75.0 million incremental term loan facility to support our liquidity.

Full Year 2024 Summary:
•Service revenue of $2,787.6 million, a 1.3% increase as compared to $2,751.2 million in 2023
•Net loss of $201.3 million, or negative $14.14 per diluted common share
•Adjusted EBITDA(1) of $161.1 million, adjusted net income(1) of $11.2 million and adjusted EPS(1) of $0.79 per diluted common share
•Net cash used in operating activities in 2024 of $6.4 million and negative free cash flow(2) of $34.0 million
•Contract receivables decreased by $26.2 million to $117.8 million as of December 31, 2024 as compared to year-end 2023 and contract payables decreased by $94.8 million to $22.6 million as of December 31, 2024 as compared to year-end 2023

(1) Non-GAAP financial measure reconciliations and other related information about non-GAAP financial measures provided below
(2) Free cash flow, a non-GAAP financial measure, is calculated by us as cash flow from operations less our capital expenditures during the period that are included in our purchase of property and equipment line in our Statements of Cash Flows provided below.

“2024 proved to be a challenging year in the dynamic and complex markets we serve” stated L. Heath Sampson, President and CEO. “The industry faced significant disruption in 2024 from Medicaid redetermination, surging healthcare utilization, and lower Medicare Advantage reimbursements—pressures that created financial strain, disrupted cash flow, and impacted our performance. Service revenue grew approximately 1% year-over-year, driven by increased NEMT ride utilization and growth in personal care, though offset by Medicaid redetermination and contract churn. We ended the year with a $95 million net contract receivable position. As utilization levels stabilize and key clients transition to a fee-for-service contract structure, we expect working capital to normalize in 2025. Looking ahead, we are positioned in 2025, having a strengthened balance sheet, to drive long-term shareholder value—all while maintaining our commitment to high-quality service for our members, customers, and the healthcare system."

Fourth Quarter 2024 Results

For the fourth quarter of 2024, the Company reported revenue of $702.8 million, which was consistent with the $702.8 million in revenue reported in the fourth quarter of 2023. Revenue in our NEMT segment decreased $4.0 million, or 0.8%, revenue in our PCS segment increased by $5.4 million, or 3.0%, and revenue in our Monitoring segment decreased by $1.1 million, or 5.3%, as compared to the corresponding segment performance in the fourth quarter of 2023.

Operating income was $4.3 million, or 0.6% of revenue, in the fourth quarter of 2024, compared to $15.7 million, or 2.2% of revenue, in the fourth quarter of 2023. Net loss in the fourth quarter of 2024 was $23.5 million, or negative $1.64 per diluted common share, compared to net loss of $5.3 million, or negative $0.37 per diluted common share, in the fourth quarter of 2023. The increase in net loss for the fourth quarter of 2024 from the fourth quarter of 2023 was driven primarily by an increase in service expense of $12.1 million in addition to an increase in interest expense of $8.6 million.

Adjusted EBITDA was $40.4 million, or 5.7% of revenue, in the fourth quarter of 2024, compared to $50.5 million, or 7.2% of revenue, in the fourth quarter of 2023. Our adjusted EBITDA was lower in 2024 than in the comparable prior year fourth quarter period due mostly to 10.4% lower gross profit across each of our segments, primarily as a result of higher service expense across each of our segments. Adjusted net income in the fourth quarter of 2024 was $2.7 million or $0.19 per diluted common share, compared to $18.4 million, or $1.29 per diluted common share, in the fourth quarter of 2023.

Net cash provided by operating activities during the fourth quarter of 2024 was $30.0 million as compared to net cash used in operating activities of $25.6 million during the fourth quarter of 2023. Changes in operating assets and liabilities during the quarter include a settlement in contract payables of $24.7 million and a decrease in contract receivables of $7.4 million. Net cash used in investing activities during the quarter was $5.3 million, primarily related to investments in technology and purchases of monitoring devices. Net cash provided by financing activities during the quarter was $39.5 million, which resulted in a quarter ended balance on our revolving credit facility of $269.0 million.

Full Year 2024 Results

For the full year 2024, the Company reported revenue of $2,787.6 million, an increase of 1.3% from $2,751.2 million in revenue reported in 2023. Revenue in our NEMT segment increased by $5.8 million, or 0.3%, revenue in our PCS segment increased by $29.7 million, or 4.1%, and revenue in our Monitoring segment decreased by $0.2 million, or 0.3%, as compared to the corresponding segment performance in 2023.

Loss from operations was $92.8 million, or 3.3% of revenue, for 2024, compared to loss from operations of $139.9 million, or 5.1% of revenue, for 2023. Net loss in 2024 was $201.3 million, or negative $14.14 per diluted common share, compared to a net loss of $204.5 million, or negative $14.43 per common share, in 2023. Both our loss from operations and our net loss in 2024 and 2023 were primarily related to the previously disclosed non-cash goodwill impairment recorded for $105.2 million and $183.1 million in the second quarter of 2024 and 2023, respectively.

Adjusted EBITDA for 2024 was $161.1 million or 5.8% of revenue, compared to $204.4 million, or 7.4% of revenue, in 2023. Our Adjusted EBITDA was lower in 2024 primarily due to lower gross margin across each of our segments as a result of increased service expense across each of our segments. Adjusted net income for 2024 was $11.2 million or $0.79 per diluted common share, compared to $79.9 million, or $5.60 per diluted common share, for 2023.

Net cash used in operating activities during the year was $6.4 million as compared to net cash used in operating activities of $83.0 million during 2023. Changes in operating assets and liabilities during the current year include a settlement in contract payables of $94.8 million and collections on contract receivables of $26.2 million. Net cash used in investing activities during the year was $27.6 million, primarily related to investments in technology and purchases of monitoring devices. Net cash provided by financing activities during the year was $144.4 million, which resulted in a year ended balance on our revolving credit facility of $269.0 million.

New Board of Directors Appointments

Modivcare today announced that Alec Cunningham and David Mounts Gonzales have been appointed to its board of directors (the “Board”), effective March 7, 2025.

Mr. Cunningham is a proven board member and public and private-company CEO with significant national experience with Medicaid, Medicare, and other public-funded healthcare programs, who has delivered excellent operating results in development and turnaround situations. He has unique talent and deep expertise in the policies and operations of government-sponsored health insurance programs and risk-bearing provider organizations. He spent nine years with WellCare Health Plans, a managed care provider of government-sponsored health insurance programs across the United States, where he served as Chief Executive Officer from 2009 to 2013. During his tenure as CEO, Mr. Cunningham led a strategic, operational, and financial transformation of WellCare. Mr. Cunningham also served as Chief Operating Officer at Aetna, a CVS Health company and top private insurance provider in the United States. Mr. Cunningham holds an MBA from the University of Southern California and a bachelor’s degree in economics from Oklahoma State University.

Mr. Mounts Gonzales is a General Partner of the AI Catalyst Fund, a significant shareholder in the Company, which invests in public companies to enhance their use of artificial intelligence and advanced technology through strategic engagement. He is an experienced chief executive and public company director, having served as CEO of Inmar Intelligence, a data-driven commerce and analytics platform, from 2010 to 2022, including as Chairman from 2014 to 2022. Previously, he held senior leadership roles at Domino’s Pizza, Inc. as EVP of Supply Chain and CFO, driving innovation in technology, product, and logistics, and at UPS, Inc., where he held multiple executive positions, including International Country Manager, Corporate Controller, and SVP of UPS Capital. His expertise in AI, analytics, and strategic cost optimization will support the Company in driving operational efficiencies and long-term value creation. Mr. Mounts Gonzales holds an MBA from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree from the University of Nevada, Las Vegas.

Leslie Norwalk, Chair of the Board, said, "We are excited to welcome Alec and David to the Board as independent directors. Their diverse expertise in healthcare and transportation will bring significant value to Modivcare. Alec’s proven success in driving strong operational results across Medicare and Medicaid managed care organizations will be crucial in helping us better understand our customers, optimize operations, and advance our mission. At the same time, David’s deep knowledge of technology and innovation will be key to improving our interactions with providers and supporting our cost-reduction efforts."

The appointment of Mr. Cunningham is a part of the Board’s previously announced plan to add three new independent directors, pursuant to its contractual obligations with its lenders. Modivcare is working with its lenders to identify the remaining new Board candidate. The Board is committed to a continuous refreshment process designed to provide for a membership that is comprised of directors with a range of skills and experiences that complement Modivcare’s strategy and execution.

Additionally, Modivcare previously announced that Garth Graham has resigned from his position on the Board, effective February 28, 2025. His resignation is not the result of any disagreement with the Company. “Garth’s contribution to Modivcare was critical as we considered the importance of social determinants of health on our lines of business. We appreciate his years of service and wish him well,” commented Leslie Norwalk.

Fourth Quarter and Full Year 2024 Earnings Conference Call

Modivcare will hold a conference call to discuss its financial results on Thursday, March 6, 2025 at 5:00 p.m. ET. To access the call, please dial:

US toll-free: 1 (877) 407-8037
International: 1 (201) 689-8037

You may also access the conference call via webcast at investors.modivcare.com, where the call will also be archived.

About Modivcare

Modivcare Inc. ("Modivcare" or the "Company") is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their members. Our value-based solutions address the social determinants of health (SDoH) by connecting members to essential care services. By doing so, Modivcare helps health plans manage risks, reduce costs, and improve overall health outcomes. Modivcare is a provider of non-emergency medical transportation (NEMT), personal care services (PCS), and monitoring solutions (Monitoring). To learn more about Modivcare, please visit www.modivcare.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"), the information contained herein may include presentations for the Company and its segments (as noted and applicable) of: (1) EBITDA, Adjusted EBITDA, Adjusted G&A expense, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted EPS, all of which are non-GAAP financial measures considered by management to be performance measures; and (2) free cash flow, which is a non-GAAP financial measure considered by management to be a liquidity measure. EBITDA is defined as net income (loss) before: (1) interest expense, net; (2) provision (benefit) for income taxes; and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; (4) a one-time payor collection settlement; (5) stock-based compensation; (6) impairment of goodwill;, (7) loss on debt extinguishment; and (8) equity in net (income) loss of investee, net of tax. Adjusted EBITDA margin is calculated as

Adjusted EBITDA divided by service revenue, net. Adjusted Net Income (Loss) is calculated as net income (loss) before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; (4) a one-time payor collection settlement; (5) stock-based compensation; (6) impairment of goodwill; (7) loss on debt extinguishment; (8) equity in net (income) loss of investee, net of tax (9) intangible asset amortization expense; and (10) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income (Loss) divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income (Loss). Adjusted G&A expense is calculated as G&A expense before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; and (4) stock-based compensation. Free cash flow is calculated as cash flow from operations less our applicable capital expenditures included in our purchase of property and equipment line in our Consolidated Statements of Cash Flows. Reconciliations of the non-GAAP financial measures used herein to their most directly comparable GAAP financial measures that are not included in the discussion above are included below. Our non-GAAP performance measures exclude expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. As a result, our net income or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance. Our free cash flow presentation (as applicable) reflects an additional way of viewing our liquidity that, when viewed together with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows. Our use of the term free cash flow is not intended to imply, and no inference should be made, however, that any reported amounts are free to be used without restriction for discretionary expenditures, as our use of these funds may be restricted by the terms of our outstanding indebtedness, including our credit facility, and otherwise earmarked for other non-discretionary expenditures.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to their most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. The updated guidance discussed herein constitutes forward-looking statements. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual results to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; implementation of alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations; our inability to control reimbursement rates received for our services; cost containment initiatives undertaken by private third-party payors and an inability to maintain or reduce our cost of services below rates set forth by our payors; the effects of a public health emergency; inadequacies in, or security breaches of, our information technology systems; changes in the funding, financial viability or our relationships with our payors; pandemics and other infectious diseases; delays in collection, or non-collection, of our accounts receivable; any impairment of our goodwill and long-lived assets; any failure to maintain or to develop reliable, efficient and secure information technology systems; any inability to attract and retain qualified employees; any disruptions from acquisition or acquisition integration efforts; estimated income taxes being different from income taxes that we ultimately pay; weakening of general economic conditions, including the impact of inflationary pressures, rising interest rates, labor shortages, higher labor costs and supply chain challenges; any failure to successfully implement our business plan, including planned strategic divestitures of certain assets; historical operating losses and negative cash flow and any failure to improve our financial condition; significant turnover of our senior management team and across our organization; ongoing negotiations related to new capital investments may require a substantial portion of time from our management; our contracts not surviving until the end of their stated terms, or not being renewed or extended; our failure to compete effectively in the marketplace; our not being awarded contracts through the government’s requests for proposals process, or our awarded contracts not being profitable; any failure to satisfy our contractual obligations or to maintain existing pledged performance and payment bonds; any failure to estimate accurately the cost of performing our contracts; the extended collection periods and uncertainty concerning the timing of the collection of outstanding contract receivables; any misclassification of the drivers we engage as independent contractors rather than as employees; significant interruptions in our communication and data services; not successfully executing on our strategies in the face of our competition; any inability to maintain relationships with existing patient referral sources; certificates of need laws or other regulatory and licensure obligations that may adversely affect our personal care integration efforts and expansion into new markets; any failure to obtain the consent of the New York Department of Health to manage the day to day operations of our licensed in-home personal care services agency business; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; our loss of existing favorable managed care contracts; our experiencing labor shortages in qualified employees and management; labor disputes or disruptions, in particular in New York; becoming subject to malpractice, professional negligence or other similar claims; our operating in the competitive in-home patient monitoring industry, and failing to develop and enhance related technology applications; any failure to innovate and provide services that are useful to customers and to achieve and maintain market acceptance; our lack of sole decision-making authority with respect to our minority investment in Matrix and any failure by Matrix to achieve positive financial position and results of operations; any legal challenges to the relationships or arrangements between our virtual clinical care management services and the unaffiliated physician-owned professional corporation through which such services are provided; any failure to comply with applicable data interoperability and information blocking rules; the lapse of temporary telehealth flexibilities currently permitted under the Consolidated Appropriations Act of 2023; the cost of our compliance with laws; changes to the regulatory landscape applicable to our businesses; changes in budgetary priorities of the government entities or private insurance programs that fund our services; regulations relating to privacy and security of patient and service user information; actions for false claims or recoupment of funds; civil penalties or loss of business for failing to comply with bribery, corruption and other regulations governing business with public organizations; increasing scrutiny and changing expectations with respect to environmental, social and governance matters; changes to, or violations of, licensing regulations; our contracts being subject to audit and modification by the payors with whom we contract; a loss of Medicaid coverage by Medicaid beneficiaries as a result of any state Medicaid eligibility determination processes; our existing debt agreements containing restrictions, financial covenants and cross-default provisions that limit our flexibility in operating our business; our substantial indebtedness and ability to generate sufficient cash to service our indebtedness; the expiration of our existing credit agreement or any loss of available financing alternatives; our ability to incur substantial additional indebtedness or to issue additional equity; our substantial doubt about our ability to meet our obligations as they come due within one year from the date of issuance of the financial statements for fiscal year 2024; any failure to successfully remediate any control deficiency or material weakness in our internal control over financial reporting; our dependence on our subsidiaries to fund our operations and expenses; anti-takeover provisions discouraging a change of control; and any stock price volatility.

The Company has provided additional information about the risks facing our business in our annual report on Form 10-K and subsequent periodic and current reports most recently filed with the Securities and Exchange Commission that could impact future performance. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
ICR Healthcare
ModivcareIR@icrhealthcare.com

--financial tables to follow--

Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

Service revenue, net	$702,799	$702,832	$2,787,586	$2,751,170
Grant income	—	388	—	5,037

Operating expenses:
Service expense	597,615	585,483	2,367,215	2,304,218
General and administrative expense	74,246	75,469	298,391	304,564
Depreciation and amortization	26,670	26,592	109,465	104,271
Impairment of goodwill	—	—	105,302	183,100
Total operating expenses	698,531	687,544	2,880,373	2,896,153

Operating income (loss)	4,268	15,676	(92,787)	(139,946)

Other expenses:
Interest expense, net	26,924	18,351	94,053	69,120
Loss on debt extinguishment	—	—	11,797	—
Loss before income taxes and equity method investment	(22,656)	(2,675)	(198,637)	(209,066)
Income tax benefit (provision)	3,451	(43)	5,506	4,319
Equity in net income (loss) of investee, net of tax	(4,285)	(2,534)	(8,147)	287
Net loss	$(23,490)	$(5,252)	$(201,278)	$(204,460)

Loss per common share:
Basic	$(1.64)	$(0.37)	$(14.14)	$(14.43)
Diluted	$(1.64)	$(0.37)	$(14.14)	$(14.43)

Weighted-average number of common shares outstanding:
Basic	14,285,225	14,187,071	14,239,549	14,173,957
Diluted	14,285,225	14,187,071	14,239,549	14,173,957

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$112,581	$2,217
Accounts receivable, net	222,317	222,537
Contract receivables	117,795	143,960
Other current assets(1)	42,686	36,209
Total current assets	495,379	404,923
Property and equipment, net	82,409	85,629
Goodwill	680,252	785,554
Intangible assets, net	282,320	360,935
Equity investment	31,427	41,531
Operating lease right-of-use assets	36,597	39,776
Other long-term assets	45,948	48,927
Total assets	$1,654,332	$1,767,275

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$83,068	$55,241
Accrued contract payables	22,639	117,488
Accrued expenses and other current liabilities	139,176	127,901
Accrued transportation costs	96,745	97,245
Current portion of operating lease liabilities	8,616	8,727
Short-term debt	274,250	113,800
Total current liabilities	624,494	520,402
Long-term debt, net of deferred financing costs	986,436	983,757
Operating lease liabilities, less current portion	32,905	33,784
Other long-term liabilities(2)	48,971	73,137
Total liabilities	1,692,806	1,611,080

Stockholders' equity (deficit)	(38,474)	156,195
Total liabilities and stockholders' equity (deficit)	$1,654,332	$1,767,275

(1)     Includes other receivables, prepaid expenses and other current assets and short-term restricted cash.
(2)     Includes deferred tax liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Operating activities
Net loss	$(23,490)	$(5,252)	$(201,278)	$(204,460)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	26,670	26,592	109,465	104,271
Stock-based compensation	1,890	2,427	6,682	6,456
Equity in net (income) loss of investee, before tax	4,285	3,517	9,645	(398)
Deferred income taxes	(19,274)	(2,417)	(26,027)	(17,652)
Impairment of goodwill	—	—	105,302	183,100
Loss on debt extinguishment	—	—	11,797	—
Reduction of right-of-use assets	4,155	2,469	11,444	12,344
Other non-cash items(1)	1,916	1,339	6,668	5,246
Changes in operating assets and liabilities:
Contract receivables	(7,364)	(14,685)	26,164	(72,828)
Contract payables	(24,661)	(16,088)	(94,849)	(76,798)
Long-term contract receivables	—	—	—	—
Other changes in operating assets and liabilities(2)	65,918	(23,546)	28,579	(22,252)
Net cash provided by (used in) operating activities	30,045	(25,644)	(6,408)	(82,971)

Investing activities
Purchase of property and equipment	(5,349)	(11,145)	(27,630)	(42,288)
Net cash used in investing activities	(5,349)	(11,145)	(27,630)	(42,288)

Financing activities
Net proceeds from short-term borrowings	41,000	30,800	155,200	113,800
Issuance of long-term debt	—	—	525,000	—
Repayment of long-term debt	(1,313)	—	(509,970)	—
Payment of debt issuance costs	(274)	—	(25,786)	(376)
Restricted stock surrendered for employee tax payment	(29)	(38)	(620)	(899)
Other financing activities(3)	152	195	548	541
Net cash provided by financing activities	39,536	30,957	144,372	113,066

Net change in cash and cash equivalents	64,232	(5,832)	110,334	(12,193)
Cash, cash equivalents and restricted cash at beginning of period	48,884	8,614	2,782	14,975
Cash, cash equivalents and restricted cash at end of period	$113,116	$2,782	$113,116	$2,782
(1) Includes amortization of deferred financing costs and debt discount.
(2) Includes accounts receivable and other receivables, prepaid expenses and other current assets, accounts payable and accrued expenses, accrued transportation costs and other changes in operating assets and liabilities.
(3) Includes proceeds from common stock issued pursuant to stock option exercise and other financing activities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended December 31, 2024
	NEMT	PCS	Monitoring	Corporate and Other	Total

Service revenue, net	$495,039	$186,603	$19,164	$1,993	$702,799

Operating expenses:
Service expense	439,822	148,209	7,728	1,856	597,615
General and administrative expense	28,774	20,586	4,659	20,227	74,246
Depreciation and amortization	7,568	12,746	5,954	402	26,670
Total operating expenses	476,164	181,541	18,341	22,485	698,531

Operating income (loss)	18,875	5,062	823	(20,492)	4,268

Interest expense, net	—	—	—	26,924	26,924
Income (loss) before income taxes and equity method investment	18,875	5,062	823	(47,416)	(22,656)
Income tax benefit	30	—	—	3,421	3,451
Equity in net loss of investee, net of tax	(585)	—	—	(3,700)	(4,285)
Net Income (loss)	18,320	5,062	823	(47,695)	(23,490)

Interest expense, net	—	—	—	26,924	26,924
Income tax benefit	(30)	—	—	(3,421)	(3,451)
Depreciation and amortization	7,568	12,746	5,954	402	26,670
EBITDA	25,858	17,808	6,777	(23,790)	26,653

Restructuring and related costs(1)	781	268	—	6,460	7,509
Transaction and integration costs	337	(582)	—	408	163
Stock-based compensation	—	—	—	1,744	1,744
Equity in net loss of investee, net of tax	585	—	—	3,700	4,285

Adjusted EBITDA	$27,561	$17,494	$6,777	$(11,478)	$40,354

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended December 31, 2023
	NEMT	PCS	Monitoring	Corporate and Other	Total

Service revenue, net	$499,058	$181,180	$20,239	$2,355	$702,832
Grant income	—	388	—	—	388

Operating expenses:
Service expense	432,186	144,283	6,896	2,118	585,483
General and administrative expense	27,710	23,287	6,190	18,282	75,469
Depreciation and amortization	7,090	12,812	6,449	241	26,592
Total operating expenses	466,986	180,382	19,535	20,641	687,544

Operating income (loss)	32,072	1,186	704	(18,286)	15,676

Interest expense, net	—	—	—	18,351	18,351
Income (loss) before income taxes and equity method investment	32,072	1,186	704	(36,637)	(2,675)
Income tax benefit (provision)	(8,588)	49	(694)	9,190	(43)
Equity in net income (loss) of investee, net of tax	73	—	—	(2,607)	(2,534)
Net Income (loss)	23,557	1,235	10	(30,054)	(5,252)

Interest expense, net	—	—	—	18,351	18,351
Income tax provision (benefit)	8,588	(49)	694	(9,190)	43
Depreciation and amortization	7,090	12,812	6,449	241	26,592
EBITDA	39,235	13,998	7,153	(20,652)	39,734

Restructuring and related costs(1)	658	—	—	2,575	3,233
Transaction and integration costs(2)	(101)	1,807	16	74	1,796
Settlement related costs	—	—	—	1,194	1,194
Stock-based compensation	—	—	—	2,016	2,016
Equity in net (income) loss of investee, net of tax	(73)	—	—	2,607	2,534

Adjusted EBITDA	$39,719	$15,805	$7,169	$(12,186)	$50,507

(1) Includes professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to Sarbanes-Oxley Act of 2002 implementation and business integration efforts.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Year ended December 31, 2024
	NEMT	PCS	Monitoring	Corporate and Other	Total

Service revenue, net	$1,957,275	$745,299	$77,739	$7,273	$2,787,586
Grant income	—	—	—	—	—

Operating expenses:
Service expense	1,727,984	599,258	32,284	7,689	2,367,215
General and administrative expense	124,475	92,738	20,439	60,739	298,391
Depreciation and amortization	30,170	51,252	26,788	1,255	109,465
Impairment of goodwill	—	—	105,302	—	105,302
Total operating expenses	1,882,629	743,248	184,813	69,683	2,880,373

Operating income (loss)	74,646	2,051	(107,074)	(62,410)	(92,787)

Interest expense, net	—	—	—	94,053	94,053
Loss on debt extinguishment	—	—	—	11,797	11,797
Income (loss) before income taxes and equity method investment	74,646	2,051	(107,074)	(168,260)	(198,637)
Income tax benefit (provision)	(14,482)	866	726	18,396	5,506
Equity in net loss of investee, net of tax	(316)	—	—	(7,831)	(8,147)
Net Income (loss)	59,848	2,917	(106,348)	(157,695)	(201,278)

Interest expense, net	—	—	—	94,053	94,053
Provision (benefit) for income taxes	14,482	(866)	(726)	(18,396)	(5,506)
Depreciation and amortization	30,170	51,252	26,788	1,255	109,465
EBITDA	104,500	53,303	(80,286)	(80,783)	(3,266)

Restructuring and related costs(1)	9,973	1,589	1,244	8,098	20,904
Transaction and integration costs	389	1,441	102	1,701	3,633
Settlement related costs	—	3,415	—	—	3,415
Payor collection settlement(2)	5,368	—	—	—	5,368
Stock-based compensation	—	—	—	5,834	5,834
Impairment of goodwill	—	—	105,302	—	105,302
Loss on debt extinguishment	—	—	—	11,797	11,797
Equity in net loss of investee, net of tax	316	—	—	7,831	8,147

Adjusted EBITDA	$120,546	$59,748	$26,362	$(45,522)	$161,134

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Amount represents a one-time, non-recurring settlement in connection with a dispute with a payor for which the Company will cease performing services beginning in 2025, which resulted in an adjustment to historical contracts receivable recorded for the payor beginning with calendar year 2021.
--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Year ended December 31, 2023
	NEMT	PCS	Monitoring	Corporate and Other	Total

Service revenue, net	$1,951,447	$715,615	$77,941	$6,167	$2,751,170
Grant income	—	5,037	—	—	5,037

Operating expenses:
Service expense	1,709,790	561,919	27,025	5,484	2,304,218
General and administrative expense	115,355	86,767	22,971	79,471	304,564
Depreciation and amortization	27,409	51,402	24,536	924	104,271
Impairment of goodwill	—	137,331	45,769	—	183,100
Total operating expenses	1,852,554	837,419	120,301	85,879	2,896,153

Operating income (loss)	98,893	(116,767)	(42,360)	(79,712)	(139,946)

Interest expense, net	—	—	—	69,120	69,120
Income (loss) before income taxes and equity method investment	98,893	(116,767)	(42,360)	(148,832)	(209,066)
Income tax benefit (provision)	(26,602)	(5,403)	(1,459)	37,783	4,319
Equity in net income (loss) of investee, net of tax	1,057	—	—	(770)	287
Net Income (loss)	73,348	(122,170)	(43,819)	(111,819)	(204,460)

Interest expense, net	—	—	—	69,120	69,120
Income tax provision (benefit)	26,602	5,403	1,459	(37,783)	(4,319)
Depreciation and amortization	27,409	51,402	24,536	924	104,271
EBITDA	127,359	(65,365)	(17,824)	(79,558)	(35,388)

Restructuring and related costs(1)	12,523	—	—	24,181	36,704
Transaction and integration costs(2)	—	2,688	86	1,908	4,682
Settlement related costs	250	—	—	9,877	10,127
Stock-based compensation	—	—	—	5,501	5,501
Impairment of goodwill	—	137,331	45,769	—	183,100
Equity in net (income) loss of investee, net of tax	(1,057)	—	—	770	(287)

Adjusted EBITDA	$139,075	$74,654	$28,031	$(37,321)	$204,439

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to Sarbanes-Oxley Act of 2002 implementation and business integration efforts.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net loss	$(23,490)	$(5,252)	$(201,278)	$(204,460)

Restructuring and related costs(1)	7,509	3,233	20,904	36,704
Transaction and integration costs(2)	163	1,796	3,633	4,682
Settlement related costs	—	1,194	3,415	10,127
Payor collection settlement(3)	—	—	5,368	—
Stock-based compensation	1,744	2,016	5,834	5,501
Impairment of goodwill	—	—	105,302	183,100
Loss on debt extinguishment	—	—	11,797	—
Equity in net (income) loss of investee, net of tax	4,285	2,534	8,147	(287)
Intangible asset amortization expense	19,279	19,775	78,538	79,232
Tax effected impact of adjustments	(6,748)	(6,848)	(30,453)	(34,681)

Adjusted net income	$2,742	$18,448	$11,207	$79,918

Adjusted EPS	$0.19	$1.29	$0.79	$5.60

Diluted weighted-average number of common shares outstanding	14,294,179	14,326,957	14,256,691	14,272,709

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to SOX implementation and business integration efforts.
(3) Amount represents a one-time, non-recurring settlement in connection with a dispute with a payor for which the Company will cease performing services beginning in 2025, which resulted in an adjustment to historical contracts receivable recorded for the payor beginning with calendar year 2021.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Year ended			Three months ended
	December 31, 2024	December 31, 2023	% Change	December 31, 2024	December 31, 2023	% Change	September 30, 2024	QoQ % Change

NEMT Segment

Service revenue, net	$495,039	$499,058	(0.8)%	$1,957,275	$1,951,447	0.3%	$492,253	0.6%
Purchased services expense	385,722	371,590	3.8%	1,504,970	1,456,796	3.3%	383,769	0.5%
Payroll and other expense	54,100	60,596	(10.7)%	223,014	252,994	(11.9)%	52,780	2.5%
Service expense	$439,822	$432,186	1.8%	$1,727,984	$1,709,790	1.1%	$436,549	0.7%

Gross profit	$55,217	$66,872	(17.4)%	$229,291	$241,657	(5.1)%	$55,704	(0.9)%
Gross margin	11.2%	13.4%		11.7%	12.4%		11.3%

G&A expense	$28,774	$27,710	3.8%	$124,475	$115,355	7.9%	$30,758	(6.5)%
G&A expense adjustments:
Restructuring and related costs	781	658	18.7%	9,973	12,523	(20.4)%	249	213.7%
Transaction and integration costs	337	(101)	(433.7)%	389	—	N/M	—	N/M
Settlement related costs	—	—	N/M	—	250	(100.0)%	—	N/M
Adjusted G&A expense	$27,656	$27,153	1.9%	$114,113	$102,582	11.2%	$30,509	(9.4)%
Adjusted G&A expense % of revenue	5.6%	5.4%		5.8%	5.3%		6.2%

Net income	$18,320	$23,557	(22.2)%	$59,848	$73,348	(18.4)%	$12,692	44.3%
Net income margin	3.7%	4.7%		3.1%	3.8%		2.6%

Adjusted EBITDA	$27,561	$39,719	(30.6)%	$120,546	$139,075	(13.3)%	$30,563	(9.8)%
Adjusted EBITDA margin	5.6%	8.0%		6.2%	7.1%		6.2%

Total paid trips (thousands)	9,543	8,798	8.5%	36,800	34,559	6.5%	9,418	1.3%
Average monthly members (thousands)	29,382	32,914	(10.7)%	29,545	33,648	(12.2)%	30,023	(2.1)%

Revenue per member per month	$5.62	$5.05	11.3%	$5.52	$4.83	14.3%	$5.47	2.7%
Revenue per trip	$51.87	$56.72	(8.6)%	$53.19	$56.47	(5.8)%	$52.27	(0.8)%
Utilization	10.8%	8.9%		10.4%	8.6%		10.5%

Purchased services per trip	$40.42	$42.24	(4.3)%	$40.90	$42.15	(3.0)%	$40.75	(0.8)%
Payroll and other per trip	5.67	6.89	(17.7)%	6.06	7.32	(17.2)%	5.60	1.3%
Total service expense per trip	$46.09	$49.13	(6.2)%	$46.96	$49.47	(5.1)%	$46.35	(0.6)%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison and, thus, the percentage has been removed.
--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Year ended			Three months ended
	December 31, 2024	December 31, 2023	% Change	December 31, 2024	December 31, 2023	% Change	September 30, 2024	QoQ % Change

PCS Segment

Service revenue, net	$186,603	$181,180	3.0%	$745,299	$715,615	4.1%	$188,518	(1.0)%
Service expense	148,209	144,283	2.7%	599,258	561,919	6.6%	151,745	(2.3)%
Gross profit	$38,394	$36,897	4.1%	$146,041	$153,696	(5.0)%	$36,773	4.4%
Gross Margin	20.6%	20.4%		19.6%	21.5%		19.5%

G&A expense	$20,586	$23,287	(11.6)%	$92,738	$86,767	6.9%	$23,823	(13.6)%
G&A expense adjustments
Restructuring and related costs	268	—	N/M	1,589	—	N/M	15	1686.7%
Transaction and integration costs	(582)	1,807	(132.2)%	1,441	2,688	(46.4)%	146	(498.6)%
Settlement related costs	—	—	N/M	3,415	—	N/M	2,610	(100.0)%
Adjusted G&A expense	$20,900	$21,480	(2.7)%	$86,293	$84,079	2.6%	$21,052	(0.7)%
Adjusted G&A expense % of revenue	11.2%	11.9%		11.6%	11.7%		11.2%

Net income (loss)	$5,062	$1,235	309.9%	$2,917	$(122,170)	(102.4)%	$8	63175.0%
Net income (loss) margin	2.7%	0.7%		0.4%	(17.1)%		—%

Adjusted EBITDA	$17,494	$15,805	10.7%	$59,748	$74,654	(20.0)%	$15,721	11.3%
Adjusted EBITDA margin	9.4%	8.7%		8.0%	10.4%		8.3%

Total hours (thousands)	7,042	7,074	(0.5)%	28,229	27,826	1.4%	7,174	(1.8)%
Revenue per hour	$26.50	$25.61	3.5%	$26.40	$25.72	2.6%	$26.28	0.8%
Service expense per hour	$21.05	$20.40	3.2%	$21.23	$20.19	5.2%	$21.15	(0.5)%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison and, thus, the percentage has been removed.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Year ended			Three months ended
	December 31, 2024	December 31, 2023	% Change	December 31, 2024	December 31, 2023	% Change	September 30, 2024	QoQ % Change

Monitoring Segment

Service revenue, net	$19,164	$20,239	(5.3)%	$77,739	$77,941	(0.3)%	$19,448	(1.5)%
Service expense	7,728	6,896	12.1%	32,284	27,025	19.5%	8,018	(3.6)%
Gross profit	$11,436	$13,343	(14.3)%	$45,455	$50,916	(10.7)%	$11,430	0.1%
Gross Margin	59.7%	65.9%		58.5%	65.3%		58.8%

G&A expense	$4,659	$6,190	(24.7)%	$20,439	$22,971	(11.0)%	$4,332	7.5%
G&A expense adjustments
Restructuring and related costs	—	—	N/M	1,244	—	N/M	45	(100.0)%
Transaction and integration costs	—	16	(100.0)%	102	86	18.6%	2	(100.0)%
Adjusted G&A expense	$4,659	$6,174	(24.5)%	$19,093	$22,885	(16.6)%	$4,285	8.7%
Adjusted G&A expense % of revenue	24.3%	30.5%		24.6%	29.4%		22.0%

Net income (loss)	$823	$10	8130.0%	$(106,348)	$(43,819)	142.7%	$18	4472.2%
Net income (loss) margin	4.3%	—%		(136.8)%	(56.2)%		0.1%

Adjusted EBITDA	$6,777	$7,169	(5.5)%	$26,362	$28,031	(6.0)%	$7,145	(5.2)%
Adjusted EBITDA margin	35.4%	35.4%		33.9%	36.0%		36.7%

Average monthly members (thousands)	249	253	(1.6)%	247	244	1.2%	246	1.2%
Revenue per member per month	$25.65	$26.67	(3.8)%	$26.23	$26.62	(1.5)%	$26.35	(2.7)%
Service expense per member per month	$10.35	$9.09	13.9%	$10.89	$9.23	18.0%	$10.86	(4.7)%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands)

	Three months ended			Year ended			Three months ended
	December 31, 2024	December 31, 2023	% Change	December 31, 2024	December 31, 2023	% Change	September 30, 2024	QoQ % Change

Corporate and Other Segment

G&A expense	$20,227	$18,282	10.6%	$60,739	$79,471	(23.6)%	$11,990	68.7%
G&A expense adjustments
Restructuring and related costs	6,460	2,575	150.9%	8,098	24,181	(66.5)%	—	N/M
Transaction and integration costs	408	74	451.4%	1,701	1,908	(10.8)%	1,219	(66.5)%
Settlement related costs	—	1,194	(100.0)%	—	9,877	(100.0)%	—	N/M
Stock-based compensation	1,744	2,016	(13.5)%	5,834	5,501	6.1%	340	412.9%
Adjusted G&A expense	$11,615	$12,423	(6.5)%	$45,106	$38,004	18.7%	$10,431	11.4%
Adjusted G&A expense % of consolidated revenue	1.7%	1.8%		1.6%	1.4%		1.5%

	Three months ended			Year ended			Three months ended
	December 31, 2024	December 31, 2023	% Change	December 31, 2024	December 31, 2023	% Change	September 30, 2024	QoQ % Change

Consolidated Modivcare Inc.

G&A expense	$74,246	$75,469	(1.6)%	$298,391	$304,564	(2.0)%	$70,903	4.7%
G&A expense adjustments
Restructuring and related costs	7,509	3,233	132.3%	20,904	36,704	(43.0)%	309	2330.1%
Transaction and integration costs	163	1,796	(90.9)%	3,633	4,682	(22.4)%	1,367	(88.1)%
Settlement related costs	—	1,194	(100.0)%	3,415	10,127	(66.3)%	2,610	(100.0)%
Stock-based compensation	1,744	2,016	(13.5)%	5,834	5,501	6.1%	340	412.9%
Adjusted G&A expense	$64,830	$67,230	(3.6)%	$264,605	$247,550	6.9%	$66,277	(2.2)%
Adjusted G&A expense % of revenue	9.2%	9.6%		9.5%	9.0%		9.4%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison and, thus, the percentage has been removed.

--end--